Exhibit 24
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and/or officers of TEXAS EASTERN PRODUCTS PIPELINE COMPANY, LLC (the “Company”), a Delaware limited liability company, acting in its capacity as general partner of TEPPCO Partners, L.P., a Delaware limited partnership (the “Partnership”), does hereby appoint WILLIAM G. MANIAS, his true and lawful attorney and agent to do any and all acts and things, and execute any and all instruments which, with the advice and consent of Counsel, said attorney and agent may deem necessary or advisable to enable the Company and Partnership to comply with the Securities Act of 1934, as amended, and any rules, regulations, and requirements thereof, to sign his name as a director and/or officer of the Company to the Form 10-K Report for the Partnership for the year ended December 31, 2007, and to any instrument or document filed as a part of, or in accordance with, said Form 10-K or amendment thereto; and the undersigned do hereby ratify and confirm all that said attorney and agent shall do or cause to be done by virtue hereof.
     IN WITNESS WHEREOF, the undersigned have subscribed these presents this 28th day of February, 2008.

/s/ MICHAEL B. BRACY	/s/ MURRAY H. HUTCHISON

Michael B. Bracy	Murray H. Hutchison
Director	Director

/s/ RICHARD S. SNELL	/s/ JERRY E. THOMPSON

Richard S. Snell	Jerry E. Thompson
Director	Director

/s/ DONALD H. DAIGLE	/s/ WILLIAM G. MANIAS

Donald H. Daigle	William G. Manias
Director	Vice President and
Chief Financial Officer